CONSENT OF INDEPENDENT AUDITORS                                     EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Secure Computing Corporation for the registration of 1,354,436 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 28, 2000